SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2006

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Through our Techn-O-Laser entities, we have outstanding loans with National Bank of Canada (the “Bank”). As of January 26, 2006, we owed the Bank approximately CDN$3,676,216 (approximately US$3,196,705) in principal and interest under such loans. The loans are secured by a first ranking lien on the assets of our Techn-O-Laser entities and are guaranteed by us. We are required to comply with certain financial ratios under the terms of the loans. As of September 30, 2005 and subsequent periods including the present, we have not been in compliance with one of those ratios. On January 31, 2006 we entered into a Standstill Agreement (the “Agreement”) with the Bank whereby the Bank has agreed to suspend its rights under the loans until April 30, 2006 subject to our compliance with certain conditions. These conditions include our payment of US$500,000 within two business days of the Agreement to reduce the outstanding principal and interest balance due under the credit facility; to pay a postponement fee to the Bank of CDN$35,000 (approximately US$30,435); and to pay penalty fees of CDN$20,000 per month for the period January 1, 2006 through April 30, 2006 or an aggregate of CDN$80,000 (approximately US$69,565). The US$500,000 payment was made as required. Other conditions of the Agreement include (i) our protection of the Techn-O-Laser assets subject to the Bank’s lien; (ii) our not suffering a material adverse change in our operations or assets which puts the Bank at risk; (iii) our not declaring bankruptcy or becoming the object of receivership proceedings; (iv) our not making any assignments for the benefit of creditors without the written consent of the Bank; (v) our fully cooperating with the Bank or its representatives with respect to any information request, evaluation, examination, visit or other procedure undertaken by the Bank with respect to our assets or business; (vi) our raising the interest rate on the outstanding loans to Canadian prime plus 2.5%; and (vii) our obtaining a financial commitment from another financial institution by April 15, 2006 which will enable us to pay off the balance of the loans by April 30, 2006.

On April 30, 2006 or sooner, if we do not fully comply with the conditions set forth in the Agreement, the Bank will again have the right to demand immediate repayment of the loans. In the event the Bank were to make such demand, it would have a material adverse effect on us.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS	DESCRIPTION
10.1	Standstill Agreement, dated January 31, 2006 between Registrant and National Bank of Canada

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	February 13, 2006	By:	/s/ William Smith
		Name:	William Smith
		Title:	Secretary, Treasurer,

Chief Financial Officer